EXHIBIT 8 - SUBSIDIARIES OF THE COMPANY

Gold Frost Ltd., organized in Israel.

W.F.D. (Import, Marketing and Trading) Ltd., organized in Israel.

Willi USA Holdings, Inc., a Delaware corporation - an inactive subsidiary.